Okta Announces Second Quarter Fiscal Year 2023 Financial Results
•Q2 revenue grew 43% year-over-year; subscription revenue grew 44% year-over-year
•Remaining performance obligations (RPO) grew 25% year-over-year to $2.79 billion; current remaining performance obligations (cRPO) grew 36% year-over-year to $1.50 billion

SAN FRANCISCO – August 31, 2022 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its second quarter ended July 31, 2022.

“Identity has become a critical component of every organization's strategy around zero trust security, digital transformation, and cloud adoption. These three mega trends continue to drive the identity market,” said Todd McKinnon, Chief Executive Officer and co-founder of Okta. “Looking at the second half of the fiscal year, we’re focused on refining the go-to-market strategy for the combined Auth0 and Okta sales organization, strengthening our teams, and making strategic reductions to our spend to improve profitability.”

Second Quarter Fiscal 2023 Financial Highlights:
•Revenue: Total revenue was $452 million, an increase of 43% year-over-year. Subscription revenue was $435 million, an increase of 44% year-over-year.
•RPO: RPO, or subscription backlog, was $2.79 billion, an increase of 25% year-over-year. cRPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $1.50 billion, up 36% compared to the second quarter of fiscal 2022.
•Calculated Billings: Total calculated billings was $491 million, an increase of 36% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $208 million, or 46% of total revenue, compared to a GAAP operating loss of $263 million, or 83% of total revenue, in the second quarter of fiscal 2022.
•Non-GAAP Operating Loss: Non-GAAP operating loss was $15 million, or 3% of total revenue, compared to non-GAAP operating loss of $25 million, or 8% of total revenue, in the second quarter of fiscal 2022.
•GAAP Net Loss: GAAP net loss was $210 million, compared to a GAAP net loss of $277 million in the second quarter of fiscal 2022. GAAP net loss per share was $1.34, compared to a GAAP net loss per share of $1.83 in the second quarter of fiscal 2022.
•Non-GAAP Net Loss: Non-GAAP net loss was $16 million, compared to non-GAAP net loss of $16 million in the second quarter of fiscal 2022. Non-GAAP basic and diluted net loss per share was $0.10, compared to non-GAAP basic and diluted net loss per share of $0.11 in the second quarter of fiscal 2022.
•Cash Flow: Net cash used in operations was $19 million, or (4)% of total revenue, compared to net cash used in operations of $3 million, or (1)% of total revenue, in the second quarter of fiscal 2022. Free cash flow was negative $24 million, or (5)% of total revenue, compared to negative $4 million, or (1)% of total revenue, in the second quarter of fiscal 2022.
•Cash, cash equivalents, and short-term investments were $2.48 billion at July 31, 2022.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
For the third quarter of fiscal 2023, the Company expects:
•Total revenue of $463 million to $465 million, representing a growth rate of 32% to 33% year-over-year;
•Current RPO of $1.54 billion to $1.55 billion, representing a growth rate of 30% to 31% year-over-year;
•Non-GAAP operating loss of $37 million to $36 million; and
•Non-GAAP net loss per share of $0.25 to $0.24, assuming weighted-average shares outstanding of approximately 158 million.

For the full year fiscal 2023, the Company now expects:
•Total revenue of $1.812 billion to $1.820 billion, representing a growth rate of 39% to 40% year-over-year;
•Non-GAAP operating loss of $110 million to $105 million; and
•Non-GAAP net loss per share of $0.73 to $0.70, assuming weighted-average shares outstanding of approximately 157 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP net loss per share are not available without unreasonable effort.

Webcast Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on August 31, 2022 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the webcast. The live video webcast will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net margin, non-GAAP net loss per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt. Non-GAAP financial measures reflect the adoption of ASU 2020-06 under the modified retrospective method as of February 1, 2022, as applicable.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; we may not achieve expected synergies and efficiencies of operations between Okta and Auth0, and we may not be able to successfully integrate the companies; global economic conditions could worsen; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation and cause us to incur significant costs; we could experience interruptions or performance problems associated with our technology, including a service outage; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; and we may not be able to pay off our convertible senior notes when due. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent identity provider. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With more than 7,000 pre-built integrations to applications and infrastructure providers, Okta provides simple and secure access to people and organizations everywhere, giving them the confidence to reach their full potential. More than 16,400 organizations, including JetBlue, Nordstrom, Siemens, Slack, Takeda, and Teach for America, trust Okta to help protect the identities of their workforces and customers.
Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com

Media Contact:
Kyrk Storer
press@okta.com

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Subscription	$435,384	$303,121	$833,325	$543,179
Professional services and other	16,423	12,379	33,425	23,327
Total revenue	451,807	315,500	866,750	566,506
Cost of revenue:
Subscription(1)	116,342	84,457	227,218	136,855
Professional services and other(1)	21,352	16,649	41,641	30,374
Total cost of revenue	137,694	101,106	268,859	167,229
Gross profit	314,113	214,394	597,891	399,277
Operating expenses:
Research and development(1)	155,836	122,407	317,487	191,270
Sales and marketing(1)	264,653	198,350	517,126	344,871
General and administrative(1)	101,686	157,077	211,029	217,257
Total operating expenses	522,175	477,834	1,045,642	753,398
Operating loss	(208,062)	(263,440)	(447,751)	(354,121)
Interest expense	(2,915)	(22,872)	(5,783)	(45,632)
Interest income and other, net	4,721	2,211	6,425	6,566
Loss on conversion of debt	—	(43)	—	(179)
Interest and other, net	1,806	(20,704)	642	(39,245)
Loss before provision for (benefit from) income taxes	(206,256)	(284,144)	(447,109)	(393,366)
Provision for (benefit from) income taxes	4,216	(7,462)	6,076	(7,452)
Net loss	$(210,472)	$(276,682)	$(453,185)	$(385,914)

Net loss per share, basic and diluted	$(1.34)	$(1.83)	$(2.89)	$(2.72)

Weighted-average shares used to compute net loss per share, basic and diluted	157,400	151,357	156,650	141,720

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cost of subscription revenue	$17,778	$13,138	$34,403	$20,388
Cost of professional services and other	3,816	3,161	7,453	5,503
Research and development	70,078	53,332	139,122	73,425
Sales and marketing	38,982	41,288	78,784	62,354
General and administrative	40,525	76,795	80,940	90,156
Total stock-based compensation expense	$171,179	$187,714	$340,702	$251,826

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 31,	January 31,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$216,022	$260,134
Short-term investments	2,260,956	2,241,657
Accounts receivable, net of allowances	323,377	397,509
Deferred commissions	80,657	74,728
Prepaid expenses and other current assets	64,490	66,605
Total current assets	2,945,502	3,040,633
Property and equipment, net	66,958	65,488
Operating lease right-of-use assets	141,940	147,940
Deferred commissions, noncurrent	191,309	191,029
Intangible assets, net	281,470	316,968
Goodwill	5,400,275	5,401,343
Other assets	46,553	42,294
Total assets	$9,074,007	$9,205,695
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$43,708	$20,203
Accrued expenses and other current liabilities	106,477	89,315
Accrued compensation	87,094	143,805
Convertible senior notes, net	5,209	16,194
Deferred revenue	994,097	973,289
Total current liabilities	1,236,585	1,242,806
Convertible senior notes, net, noncurrent	2,190,110	1,815,714
Operating lease liabilities, noncurrent	158,577	170,611
Deferred revenue, noncurrent	17,187	22,933
Other liabilities, noncurrent	18,532	31,775
Total liabilities	3,620,991	3,283,839

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	15	15
Class B common stock	1	1
Additional paid-in capital	7,607,382	7,749,716
Accumulated other comprehensive loss	(41,186)	(12,009)
Accumulated deficit	(2,113,196)	(1,815,867)
Total stockholders’ equity	5,453,016	5,921,856
Total liabilities and stockholders' equity	$9,074,007	$9,205,695

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended July 31,
	2022	2021(1)
Cash flows from operating activities:
Net loss	$(453,185)	$(385,914)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	340,702	251,826
Depreciation, amortization and accretion	59,748	44,903
Amortization of debt discount and issuance costs	2,895	42,780
Amortization of deferred commissions	39,537	25,135
Deferred income taxes	1,539	(11,506)
Non-cash charitable contributions	2,014	3,663
Loss on conversion of debt	—	179
Gain on strategic investments	(1,965)	(5,271)
Other, net	461	(290)
Changes in operating assets and liabilities:
Accounts receivable	74,015	(14,798)
Deferred commissions	(50,123)	(55,102)
Prepaid expenses and other assets	(2,236)	718
Operating lease right-of-use assets	13,568	10,732
Accounts payable	24,632	(2,044)
Accrued compensation	(55,219)	(6,507)
Accrued expenses and other liabilities	1,144	10,092
Operating lease liabilities	(12,807)	(13,489)
Deferred revenue	15,062	158,360
Net cash provided by (used in) operating activities	(218)	53,467
Cash flows from investing activities:
Capitalization of internal-use software costs	(5,396)	(378)
Purchases of property and equipment	(7,493)	(4,034)
Purchases of securities available for sale and other	(571,081)	(923,507)
Proceeds from maturities and redemption of securities available for sale	521,815	763,607
Proceeds from sales of securities available for sale and other	—	906
Purchases of intangible assets	(2,497)	(113)
Payments for business acquisitions, net of cash acquired	(4,060)	(148,042)
Net cash used in investing activities	(68,712)	(311,561)
Cash flows from financing activities:
Payments for conversions of convertible senior notes	(6)	(15)
Proceeds from hedges related to convertible senior notes	1	2
Proceeds from stock option exercises	8,977	31,829
Proceeds from shares issued in connection with employee stock purchase plan	18,960	17,417
Net cash provided by financing activities	27,932	49,233
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(6,072)	193
Net decrease in cash, cash equivalents and restricted cash	(47,070)	(208,668)
Cash, cash equivalents and restricted cash at beginning of period	272,656	448,630
Cash, cash equivalents and restricted cash at end of period	$225,586	$239,962
(1) The condensed consolidated statement of cash flows for the prior period has been adjusted to conform to current period presentation.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define Non-GAAP gross profit and Non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Gross profit	$314,113	$214,394	$597,891	$399,277
Add:
Stock-based compensation expense included in cost of revenue(1)	21,594	16,299	41,856	25,891
Amortization of acquired intangibles	11,374	10,128	22,709	11,721
Acquisition and integration-related expenses(2)	—	658	459	658
Non-GAAP gross profit	$347,081	$241,479	$662,915	$437,547
Gross margin	70%	68%	69%	70%
Non-GAAP gross margin	77%	77%	76%	77%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
Non-GAAP Operating Loss and Non-GAAP Operating Margin
We define Non-GAAP operating loss and Non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition and integration-related expenses.

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Operating loss	$(208,062)	$(263,440)	$(447,751)	$(354,121)
Add:
Stock-based compensation expense(1)	171,179	187,714	340,702	251,826
Non-cash charitable contributions	633	1,639	2,014	3,663
Amortization of acquired intangibles	21,244	19,998	42,449	21,591
Acquisition and integration-related expenses(2)	—	29,550	6,555	36,604
Non-GAAP operating loss	$(15,006)	$(24,539)	$(56,031)	$(40,437)
Operating margin	(46)%	(83)%	(52)%	(63)%
Non-GAAP operating margin	(3)%	(8)%	(6)%	(7)%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.

Non-GAAP Net Loss, Non-GAAP Net Margin and Non-GAAP Net Loss Per Share, Basic and Diluted
We define Non-GAAP net loss and Non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition and integration-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt. Adjustments reflect the adoption of ASU 2020-06 under the modified retrospective method as of February 1, 2022, as applicable.
We define Non-GAAP net loss per share, basic, as Non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define Non-GAAP net loss per share, diluted, as Non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, Non-GAAP net loss per share, diluted, includes the anti-dilutive impact of our note hedge and capped call agreements on convertible senior notes outstanding, as applicable. Accordingly, we did not record any adjustments to Non-GAAP net loss for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net loss	$(210,472)	$(276,682)	$(453,185)	$(385,914)
Add:
Stock-based compensation expense(1)	171,179	187,714	340,702	251,826
Non-cash charitable contributions	633	1,639	2,014	3,663
Amortization of acquired intangibles	21,244	19,998	42,449	21,591
Acquisition and integration-related expenses(2)	—	29,550	6,555	36,604
Amortization of debt discount and debt issuance costs(3)	1,446	21,449	2,895	42,780
Loss on conversion of debt(3)	—	43	—	179
Non-GAAP net loss	$(15,970)	$(16,289)	$(58,570)	$(29,271)

Net margin	(47)%	(88)%	(52)%	(68)%
Non-GAAP net margin	(4)%	(5)%	(7)%	(5)%

Weighted-average shares used to compute net loss per share, basic and diluted	157,400	151,357	156,650	141,720
Non-GAAP weighted-average effect of potentially dilutive securities	—	—	—	—
Non-GAAP weighted-average shares used to compute non-GAAP net loss per share, diluted	157,400	151,357	156,650	141,720

Net loss per share, basic and diluted	$(1.34)	$(1.83)	$(2.89)	$(2.72)
Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.11)	$(0.37)	$(0.21)
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) Acquisition and integration-related expenses include transaction costs and other non-recurring incremental costs incurred through the one-year anniversary of transaction close.
(3) Reflects the adoption of ASU 2020-06 under the modified retrospective method effective February 1, 2022.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized internal-use software costs. Free cash flow margin is calculated as Free cash flow divided by total revenue.

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$(19,049)	$(2,608)	$(218)	$53,467
Less:
Purchases of property and equipment	(2,165)	(775)	(7,493)	(4,034)
Capitalization of internal-use software costs	(2,909)	(368)	(5,396)	(378)
Free cash flow	$(24,123)	$(3,751)	$(13,107)	$49,055
Net cash provided by (used in) investing activities	$19,630	$(463,466)	$(68,712)	$(311,561)
Net cash provided by financing activities	$22,550	$33,054	$27,932	$49,233
Free cash flow margin	(5)%	(1)%	(2)%	9%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue, net of acquired deferred revenue, and less the change in unbilled receivables, net of acquired unbilled receivables, in the period.

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Total revenue	$451,807	$315,500	$866,750	$566,506
Add:
Deferred revenue, current (end of period)	994,097	721,808	994,097	721,808
Unbilled receivables, current (beginning of period)	4,039	894	3,228	2,604
Acquired unbilled receivables, current	—	2,327	—	2,327
Less:
Deferred revenue, current (beginning of period)	(952,190)	(613,167)	(973,289)	(502,738)
Unbilled receivables, current (end of period)	(4,530)	(3,409)	(4,530)	(3,409)
Acquired deferred revenue, current	—	(60,522)	—	(60,522)
Current Calculated Billings	493,223	363,431	886,256	726,576
Add:
Deferred revenue, noncurrent (end of period)	17,187	15,489	17,187	15,489
Less:
Deferred revenue, noncurrent (beginning of period)	(19,074)	(11,745)	(22,933)	(10,860)
Acquired deferred revenue, noncurrent	—	(4,817)	—	(4,817)
Calculated Billings	$491,336	$362,358	$880,510	$726,388